As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	76-0447780
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

7007 Pinemont

Houston, Texas 77040

(713) 986-4444

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

GEOSPACE TECHNOLOGIES CORPORATION 2014 LONG-TERM INCENTIVE PLAN, as amended

(Full title of the plan)

Robert L. Curda

Vice President, Chief Financial Officer and Secretary

Geospace Technologies Corporation

7007 Pinemont

Houston, Texas 77040

Telephone: (713) 986-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian P. Fenske

Trevor G. Pinkerton

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,500,000 shares(2)	$9.73(3)	$14,595,000	$1,592.31

(1)

This Registration Statement also includes such additional number of shares of Geospace Technologies Corporation common stock, par value $0.01 (“Common Stock”), issuable under the Geospace Technologies Corporation 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”), as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents 1,500,000 additional shares of Common Stock reserved for future issuances under the 2014 Plan.
(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of Common Stock on August 23, 2021, as reported on the Nasdaq Global Select Market, of $9.73.

EXPLANATORY NOTE

On February 4, 2021, at the 2021 Annual Meeting of Stockholders of Geospace Technologies Corporation (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Geospace Technologies Corporation 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”). The Amendment provides that an additional 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) may be issued under the Plan (the “Additional Shares”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the Additional Shares. These shares are in addition to the 1,500,000 shares of Common Stock, that may be issued under the 2014 Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-196149) filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2014, (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement is incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Formation of Geospace Technologies Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed May 8, 2015).

4.2	Amended and Restated Bylaws of Geospace Technologies Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 12, 2019).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered.

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

99.1	Geospace Technologies Corporation 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on December 11, 2013).

99.2*	Amendment to the Geospace Technologies Corporation 2014 Long-Term Incentive Plan, approved by the stockholders on February 4, 2021.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Geospace Technologies Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 2021.

GEOSPACE TECHNOLOGIES CORPORATION

By:	/s/ Robert L. Curda
Robert L. Curda
Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of Geospace Technologies Corporation, hereby severally constitute and appoint Walter R. Wheeler and Robert L. Curda, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Walter R. Wheeler Walter R. Wheeler	Director, President and Chief Executive Officer (principal executive officer)	August 27, 2021

/s/ Robert L. Curda Robert L. Curda	Vice President, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	August 27, 2021

/s/ Gary D. Owens Gary D. Owens	Chairman of the Board	August 27, 2021

/s/ Thomas L. Davis Thomas L. Davis	Director	August 27, 2021

/s/ Edgar R. Giesinger, Jr. Edgar R. Giesinger, Jr.	Director	August 27, 2021

/s/ Tina M. Langtry Tina M. Langtry	Director	August 27, 2021

/s/ Richard F. Miles Richard F. Miles	Director	August 27, 2021

/s/ Kenneth Asbury Kenneth Asbury	Director	August 27, 2021

/s/ Margaret Sidney Ashworth Margaret Sidney Ashworth	Director	August 27, 2021